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                                                                   EXHIBIT 10.53

                       Master Equipment Lease Agreement

This Master Equipment Lease Agreement is dated as of February 2, 1999 and is by and between BankVest Capital Corp. and LeaseVest Capital Corp., 200 Nickerson Road, Marlboro, Massachusetts 01752 and Applied Data Communications, Inc., a DE corporation, having a principal place of business at 3324 S. Susan Street, Santa Ana, CA 92704.

1. Lease of Equipment. By this Master Equipment Lease Agreement (which, together with all Lease Schedules, Acceptance Certificates, riders, exhibits, amendments and other documents now or hereafter attached hereto and made a part hereof, is hereinafter referred to as the "Lease"), BankVest Capital Corp. or LeaseVest Capital Corp. (as indicated on each Lease Schedule now or hereafter entered into pursuant to this Lease, the "Lessor") leases to Lessee and Lessee leases from Lessor, subject to terms and conditions contained in this Lease, the personal property, together with all replacements parts, repairs, additions and accessories (collectively, the "Equipment") described in any Lease Schedule which shall become a part hereof. Notwithstanding anything to the contrary expressed or implied in this Lease, the terms and conditions of this Lease shall be construed and interpreted as to each Lease Schedule as if a separate but identical lease shall have been executed between the parties with regard to the Equipment on such Lease Schedule and the original executed counterpart of such Lease Schedule shall be "chattel paper" for purposes of the Uniform Commercial Code. Each item of Equipment shall be delivered and installed at Lessee's expense at the location specified on the applicable Lease Schedule and shall be deemed accepted by Lessee for all purposes under this Lease upon Lessor's receipt of an Acceptance Certificate with respect to such Equipment, executed by Lessee after receipt of all other documentation required by Lessor with respect to such Equipment. Lessor shall not be liable or responsible for any failure or delay in the delivery of the Equipment to Lessee for whatever reason.

2. Term and Rent. The term of this Lease shall commence on the date hereof and the lease term of each item of Equipment shall commence on the date of the Acceptance Certificate with respect to such item and shall continue for the number of months, and any proration thereof, specified in the applicable Lease Schedule. Rental payments shall be in the amounts and shall be due and payable as set forth in the applicable Lease Schedule. Lessee shall, in addition, pay interim rent to Lessor on a prorata basis from the Acceptance Date to the Lease Term Commencement Date set forth in the applicable Acceptance Certificate on such Lease Term Commencement Date. If any rent or other amount payable hereunder shall not be paid within 10 days of the date when due, Lessee shall pay as an administrative and late charge an amount equal to 6% of the amount of any such overdue payment. In addition, Lessee shall pay interest on such delinquent payment from 30 days after the due date until paid at the rate of 18% per annum or the maximum amount permitted by law, whichever is lower. All payments to be made to Lessor shall be made to Lessor at the address shown above, or at such other place as Lessor shall specify in writing. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN WRITING EXECUTED BY LESSOR AND LESSEE, THIS IS A NONCANCELABLE, NONTERMINABLE LEASE FOR THE TERM SET FORTH IN EACH LEASE SCHEDULE HERETO.

3. Possession; Personal Property. No right, title or interest in the Equipment shall pass to Lessee other than the right to maintain possession and use of the Equipment for the full lease term (provided no Event or Default has occurred) free from interference by any person claiming by, through, or under Lessor. The Equipment shall always remain personal property even though the Equipment may hereafter become attached or affixed to real property. Lessee agrees to give and record such notices and to take such other action at its own expense as may be necessary to prevent any third party (other than an assignee of Lessor) from acquiring or having the right to acquire any interest in the Equipment or this Lease. In the event such third party does acquire or have the right to acquire any interest in the Equipment or this Lease, Lessee shall remove such third party's interest within 30 days of its being asserted.

4. Disclaimer of Warranties. LESSOR IS NOT THE MANUFACTURER OR SUPPLIER OF THE EQUIPMENT, NOR THE AGENT THEREOF, AND MAKES NO EXPRESS OR IMPLIED WARRANTIES AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE MERCHANTABILITY OF THE EQUIPMENT, ITS FITNESS FOR A PARTICULAR PURPOSE, ITS DESIGN OR CONDITION, ITS CAPACITY OR DURABILITY, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OR CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER RELATING THERETO, OR PATENT INFRINGEMENTS, AND HEREBY DISCLAIMS ANY SUCH WARRANTY. LESSOR IS NOT RESPONSIBLE FOR ANY REPAIRS OR SERVICE TO THE EQUIPMENT, DEFECTS THEREIN OR FAILURES IN THE OPERATION THEREOF. Lessee has made the selection of each item of Equipment and the manufacturer and/or supplier thereof based on its own judgment and expressly disclaims any reliance upon any statements or representations made by Lessor. For so long as no Event of Default has occurred and is continuing, Lessee shall be the beneficiary of, and shall be entitled to, all rights under any applicable manufacturers or vendor's warranties with respect to the Equipment, to the extent permitted by law. If the Equipment is not delivered, is not properly installed, does not operate as warranted, becomes obsolete, or is unsatisfactory for any reason whatsoever, Lessee shall make all claims on account thereof solely against the manufacturer or supplier and not against Lessor, and Lessee shall nevertheless pay all rentals and other sums payable hereunder. Lessee acknowledges that neither the manufacturer or supplier of the Equipment, nor any sales representative or agent thereof, is an agent of Lessor, and no agreement or representation as to the Equipment or any other matter by any such sales representative or agent of the manufacturer or supplier shall in any way affect Lessee's obligations hereunder.

5. Lessee's Representations, Warranties and Covenants. Lessee represents and warrants to and covenants with Lessor that: (a) Lessee has the form of business organization indicated above and is duly organized and existing in good standing under the laws of its state of incorporation and is duly qualified to do business wherever necessary to carry on its present business and operations and to own or lease its property; (b) this Lease has been duly authorized by all necessary action on the part of Lessee consistent with its form of organization, does not require any further shareholder, member or partner approval, does not require the approval of, or the giving of notice to, any federal, state, local or foreign governmental authority and does not contravene any law binding on Lessee or contravene any certificate or articles of incorporation or bylaws, operating agreement or partnership certificate or agreement, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound; (c) this Lease has been duly executed and delivered by authorized officers or partners of Lessee and constitutes a legal, valid and binding obligation of Lessee enforceable in accordance with its terms; (d) Lessee has not and will not, directly or indirectly, create, incur or permit to exist any lien, encumbrance, mortgage, pledge, attachment or security interest on or with respect to the Equipment or this Lease (except those of persons claiming by, through or under Lessor); (e) the Equipment will be used solely in the conduct of Lessee's business and will remain in the location shown on the applicable Lease Schedule unless Lessor and Lessee otherwise agree in writing and Lessee has completed all notifications, filings, recordings, and other actions in such new location as Lessor may reasonably request to protect Lessor's interest in the Equipment; (f) there are no pending or threatened actions or proceedings before any court or administrative agency which materially adversely affect Lessee's financial condition or operations and all credit, financial and other information provided by Lessee to Lessor is, and all such information hereafter furnished will be, true and correct in all material respects; and (g) Lessor has not selected, manufactured or supplied the Equipment to Lessee and has acquired any Equipment subject hereto solely in connection with this Lease and Lessee has received and approved the terms of any purchase order or agreement with respect to the Equipment.

                                                                         /s/ WJK
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6.  Indemnity.  Lessee assumes the risk of liability for, and hereby agrees to indemnify and hold safe and harmless, and covenants to defend, Lessor and its subsidiaries and affiliates and their respective employees, servants and agents from and against: (a) any and all liabilities, losses, damages, claims and expenses (including legal expenses of every kind and nature) arising out of the manufacturing, purchase, shipment and delivery to Lessee, acceptance or rejection, ownership, titling, registration, leasing, possession, operations, use, return or other disposition of the Equipment, including, without limitation, any of such as may arise from patent or latent defects in the Equipment (whether or not discoverable by Lessee), any claims based on absolute tort liability or warranty and any claims based on patent, trademark or copyright infringement; (b) any and all loss or damage of or to the Equipment, normal wear and tear excepted; and (c) any obligation or liability to the manufacturer and any supplier of the Equipment arising under the purchase orders issued by or assigned to Lessor. The covenants and indemnities contained in this Section and Section 7 shall survive the termination of this Lease.

7. Taxes and other Charges. Lessee agrees to comply with all laws, regulations and governmental orders related to this Lease and to the Equipment and its use or possession, and to pay when due and to defend and indemnify Lessor against liability for all license fees, assessments, and sales, use, property, excise, privilege and other taxes (including any related interest or penalties) or other charges or fees now or hereafter imposed by any governmental body or agency upon any Equipment, or with respect to the manufacturing, ordering, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the rentals hereunder (other than taxes on or measured solely by the net income of Lessor). Any fees, taxes or other lawful charges paid by Lessor upon failure of Lessee to make such payments shall at Lessor's option become immediately due from Lessee to Lessor.

8. Default. Lessee shall be in default of this Lease upon the occurrence of any one or more of the following events (each an "Event of Default"): (a) Lessee shall fail to make any payment, of rent or otherwise, hereunder within 10 days of the date when due; or (b) Lessee shall fail to obtain or maintain any of the insurance required herein; or (c) Lessee shall fail to perform or observe any covenant, condition or agreement under this Lease, and such failure continues for 30 days after notice thereof to Lessee; or (d) Lessee shall default in the payment or performance of any other indebtedness or obligation to Lessor or any parent, subsidiary or affiliated company of Lessor; or (e) any representation or warranty made by Lessee to Lessor shall prove to be false or incorrect in any material respect; or (f) death or judicial declaration of incompetence of Lessee, if an individual; (g) the commencement of any bankruptcy, insolvency, arrangement, reorganization, receivership, liquidation or other similar proceeding by or against Lessee or any of its properties or business, or the appointment of a trustee, receiver, liquidator or custodian for Lessee or any of its properties of business or if Lessee suffers the entry of an order for relief under title 11 of the United States Code or the making by Lessee of a general assignment or deed of trust for the benefit of creditors; or (h) Lessee shall default in any payment or other obligation to any third party and any applicable grace or cure period with respect thereto has expired; or (i) Lessee shall terminate its existence by merger, consolidation, sale of substantially all of its assets or otherwise; or (j) if Lessee is a privately held corporation, more than 50% of Lessee's voting capital stock, or effective control of Lessee's voting capital stock, issued and outstanding from time to time, is not retained by the holders of such stock on the date of this Lease; or (k) if Lessee is a publicly held corporation, there shall be a change in the ownership of Lessee's stock such that Lessee is no longer subject to the reporting requirements of the Securities Act of 1934 or no longer has a class of equity securities registered under Section 12 of the Securities Act of 1934; or (l) there shall be a material adverse change in the financial condition of the Lessee since the date of this Lease; or (m) any event or condition set forth in subsections (d), (e), (f),
(g), (h), (i), (j) or (k) of this Section 8 shall occur with respect to any guarantor or other person responsible, in whole or in part, for payment or performance of this Lease.

9. Remedies. Upon the occurrence of any Event of Default, Lessor may, at its sole option and discretion, exercise one or more of the following remedies with respect to any or all of the Equipment: (a) cause Lessee to promptly return, upon written demand and at Lessee's sole expense, any or all Equipment to such location as Lessor may designate in accordance with the terms of Section 18, or Lessor, at its option, may enter upon the premises where the Equipment is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability to Lessor for or by reason of damage to property or such entry or taking possession except for Lessor's gross negligence or willful misconduct; (b) sell any or all the Equipment at public or private sale or otherwise dispose of, hold, use, operate, lease to others or keep idle the Equipment, all as Lessor in its sole discretion may determine and all free and clear of any rights of Lessee; (c) remedy such default, including making repairs or modifications to the Equipment, for the account of and the expense of Lessee and Lessee agrees to reimburse Lessor for all of Lessor's costs and expenses; (d) by written notice to Lessee, terminate this Lease with respect to any or all Lease Schedules and the Equipment subject thereto, as such notice shall specify, and, with respect to such terminated Lease Schedules and Equipment, declare immediately due and payable and recover from Lessee, as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the sum of (i) all rental payments accrued and unpaid, plus interest and late charges thereon, calculated as of the date payment is actually made, plus (ii) the Stipulated Loss Value (hereafter defined) with respect to such Equipment, plus (iii) all other amounts then payable to Lessor hereunder; (e) apply any deposit or other cash collateral or sale or remarketing proceeds of the Equipment at any time as it sees fit to reduce any amounts due to Lessor, and
(f) exercise any other right or remedy which may be available to it under applicable law, or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof, including reasonable attorneys' fees and court costs. No remedy referred to in this Section 9 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. The exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all such other remedies and all remedies hereunder shall survive termination of this Lease. At any sale of the Equipment pursuant to this
Section 9, Lessor may bid for and purchase the Equipment. Notice required, if any, of any sale or other disposition hereunder by Lessor shall be satisfied by the mailing of such notice to Lessee at least seven (7) days prior to the sale or other disposition. In the event Lessor takes possession and disposes of the Equipment, Lessor shall give Lessee credit for any sums actually received by Lessor from the disposition of the Equipment after deductions of expenses of disposition and the amounts due to Lessor under Section 9 (d) above. Lessee agrees to reimburse Lessor on demand for any and all costs and expenses incurred by Lessor in enforcing its rights and remedies hereunder following the occurrence of an Event of Default, including, without limitation, reasonable attorneys' fees, and the costs of repossession, storage, insuring, reletting, selling and disposing of any and all Equipment.

"Stipulated Loss Value" as used in this Lease shall mean, for any particular date, the net present value of all rental payments payable throughout the remaining term of the applicable Lease Schedule(s) plus the amount of any purchase or renewal option or obligation with respect to the Equipment or, if there is no such option or obligation, then the fair market value of the Equipment at the end of such term, as estimated by Lessor in its sole, reasonable discretion, discounted at a rate of the 1-year Treasury Bill rate as published in the Wall Street Journal on the business day prior to the date on which such Stipulated Loss Value is actually paid.

10. Grant of Security Interest. To the extent that any Lease Schedule hereunder is deemed to be a lease intended as security under the Uniform Commercial Code, Lessee hereby grants to Lessor a security interest in all of the Equipment subject to such Lease Schedule to secure the prompt payment and performance when due (by reason of acceleration or otherwise) of all of the obligations of Lessee to Lessor under such Lease Schedule.
                                                                         /s/ WJK

11. Notices. Any notices and demands required or permitted to be given under this Lease shall be deemed given when delivered in person or by nationally recognized overnight courier service or on the third business day after deposit in the United States mail with postage prepaid to Lessor or Lessee, as applicable, at their respective addresses set forth above or to such other address as Lessee or Lessor may hereafter designate to the other in writing.

12. Maintenance; Inspection; Loss and Damage. During the term of the Lease for each item of Equipment, the Lessee shall, unless the Lessor shall otherwise consent in writing; (a) permit each item to be used only within the continental United States by qualified personnel solely for business purposes and the purpose for which it was designed and, at its sole expense, service, repair, overhaul and maintain each item in the same condition as when received, ordinary wear and tear excepted, in good operating order, consistent with prudent industry practice (but, in no event less than the same extent to which Lessee maintains, in the prudent management of its equipment, other similar properties of Lessee) and in compliance with all applicable laws, ordinances, regulations, and conditions of all insurance policies required to be maintained by Lessee under the Lease and all manuals, orders, recommendations, instructions and other written requirements as to the repair and maintenance of such item issued at any time by the vendor and/or manufacturer/hereof; (b) maintain conspicuously on each item such labels, plates, decals or other markings as Lessor may reasonably require, stating that Lessor is owner of such item; (c) make no additions, alterations, modifications or improvements (collectively, "Improvements") to any item that are not readily removable without causing material damage to such item or which will cause the value, utility or useful life of such item to materially decline. If any such Improvement is made and cannot be removed without causing material damage or decline in value, utility or useful life (a "Non-Severable Improvement"), then Lessee warrants that such Non-Severable Improvement shall immediately become the Lessors property upon being installed and shall be free and clear of all liens and encumbrances and shall become Equipment subject to all of the terms and conditions of the Lease. All such Improvements that are not Non-Severable Improvements shall be removed by Lessee prior to the return of the item hereunder or such Improvements shall also become the sole and absolute property of Lessor without any further payment by Lessor to Lessee and shall be free and clear of all liens and encumbrances whatsoever. Lessee shall repair all damage to any item caused by the removal of any Improvement so as to restore such item to the same condition which existed prior to its installation and as required by this Lease. The Lessee hereby grants to Lessor a security interest in all Improvements to an item to further secure all of Lessee's obligations to Lessor under the Lease.

During the term of the Lease and any extensions and renewals thereof, and during any storage period as set forth below, the Lessee shall furnish to Lessor such information concerning the condition, location, use and operation of the Equipment as Lessor may reasonably request and shall permit any person designated by Lessor to visit and inspect any item of Equipment and any records maintained in connection therewith. If any item of Equipment does not comply with the requirements of this Lease, Lessee shall, within 30 days of written notice from Lessor, bring such Equipment into compliance; provided, however, that the failure of Lessor to inspect the Equipment or to inform Lessee of any noncompliance shall not relieve Lessee of any of its obligations hereunder. Lessee hereby assumes all risk of loss, damage or destruction for whatever reason to the Equipment from and after the earlier of the date (a) on which the Equipment is ordered, or (b) Lessor pays the purchase price of the Equipment, and continuing until the Equipment has been returned to, and accepted by, Lessor in the condition required by Section 18 hereof. If any item of Equipment shall be lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for use for any reason, or in the event of any condemnation, confiscation, theft or seizure or requisition of title to or use of such item, Lessee shall promptly pay to Lessor an amount equal to the Stipulated Loss Value of such item.

13. Insurance. Lessee shall procure and maintain insurance in such amounts and upon such terms and with such companies as Lessor may approve during the entire term of this Lease and until the Equipment has been returned to, and accepted by, Lessor in the condition required by Section 18 hereof, at Lessee's expense, provided that in no event shall such insurance be less than the following: (a) Worker's Compensation and Employer's Liability insurance, in the full statutory amounts provided by law; (b) Comprehensive General Liability insurance including products, completed operations and contractual liability coverage, with minimum limits of the greater of (i) $1,000,000 each occurrence, and Combined Single Limit Body Injury and Property Damage, $1,000,000 aggregate, where applicable, or (ii) as otherwise specified in any Lease Schedule hereto; and (c) All Risk Physical Damage Insurance, including earthquake and flood, on each item of Equipment, in an amount not less than the then Stipulated Loss Value of the Equipment. Lessor will be included as an additional insured and loss payee as its interest may appear. Such policies shall be endorsed to provided that the coverage afforded to Lessor shall not be rescinded, impaired or invalidated by any act or neglect of Lessee. Lessee agrees to waive Lessee's right and its insurance carrier's rights of subrogation against Lessor for any and all loss or damage. In addition to the foregoing minimum insurance coverage, Lessee shall procure and maintain such other insurance coverages as Lessor may require from time to time during the term of this Lease. All policies shall contain a clause requiring the insurer to furnish Lessor with at lease 30 days' prior written notice of any material change, cancellation or non-renewal of coverage. Upon execution of this Lease, Lessee shall furnish Lessor with a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverages are in effect, provided, however, that Lessor shall be under no duty either to ascertain to existence of or to examine such insurance coverage or to advise Lessee in the event such insurance coverage should not comply with the requirements hereof. In case of failure of Lessee to procure or maintain insurance, Lessor may at its option obtain such insurance, the cost of which will be paid by the Lessee as additional rentals. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact to file, settle or adjust, and receive payment of claims under any such insurance policy and to endorse Lessee's name on any checks, drafts or other instruments in payment of such claims. Lessee further agrees to give Lessor prompt notice of any damage to, or loss of, the Equipment, or any part thereof.

14. Limitation of Liability. Lessor shall have no liability in connection with or arising out of the ownership, leasing, furnishing, performance or use of the Equipment or any special, indirect, incidental or consequential damages of any character, including, without limitation, loss of use of production facilities or equipment, loss of profits, property damage or lost production, whether suffered by Lessee or any third party.

15. Further Assurances. Lessee shall promptly execute and deliver to Lessor such further documents and take such further action as Lessor may require in order to more effectively carry out the intent and purpose of this Lease.
Lessee shall provide to Lessor within 120 days after the close of each of Lessee's fiscal years, and, upon Lessor's request, within 45 days of the end of each quarter of Lessee's fiscal year, a copy of its financial statements prepared in accordance with generally accepted accounting principles. Lessee shall execute and deliver to Lessor upon Lessor's request such instruments and assurances as Lessor deems necessary for the confirmation, preservation or perfection of this Lease and Lessor's rights hereunder, including, without limitation, such corporate resolutions and opinions of counsel as Lessor may request from time to time, and all schedules, forms and other reports as may be required to satisfy obligations imposed by taxing authorities. In furtherance thereof, Lessor may file or record this Lease or a memorandum or a photocopy hereof (which for the purposes hereof shall be effective as a financing statement) so as to give notice to third parties, and Lessee hereby appoints Lessor as its attorney-in-fact to execute, sign, file and record UCC financing statements and other lien recordation documents with respect to the Equipment where Lessee fails or refuses to do so after Lessor's written request, and Lessee agrees to pay or reimburse Lessor for any filing, recording or stamp fees or taxes arising from any such filings.

                                                                         /s/ WJK

16. Assignment. Lessor may assign all or any part of its right, title and interest in this Lease, any Lease Schedule hereunder and any item of Equipment absolutely or as security, without notice to Lessee, subject to the rights of Lessee hereunder.Any such assignment shall not relieve Lessor of its obligations hereunder unless specifically assumed by the assignee, and Lessee agrees that each assignee shall not be subject to, and Lessee shall not assert against any assignee, any defense, rights of set-off or counterclaim which Lessee might have against Lessor or any other party. No such assignment shall materially increase Lessee's obligations hereunder. Lessee agrees, upon Lessor's written request, to provide to any such assignee an acknowledgment of such assignment confirming the terms, conditions, representations, warranties and covenants contained in this Lease.

LESSEE SHALL NOT ASSIGN OR DISPOSE OF ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS LEASE OR ENTER INTO ANY SUBLEASE WITH RESPECT TO ANY OF THE EQUIPMENT WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF LESSOR.

17. Lessee's Obligations Unconditional. This Lease is a net lease and Lessee hereby agrees that it shall not be entitled to any abatement of rents or of any other amounts payable hereunder by Lessee and that its obligation to pay all rent and any other amounts owing hereunder shall be absolute and unconditional under all circumstances including, without limitation, the following circumstances: (i) set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, any seller or manufacturer of any Equipment or anyone else for any reason whatsoever; (ii) the existence of any liens, encumbrances or rights of others whatsoever with respect to any Equipment, whether or not resulting from claims against Lessor not related to the ownership of such Equipment; or (iii) any other event or circumstances whatsoever. Each rent or other payment made by Lessee hereunder shall be final and Lessee will not seek to recover all or any part of such payment from Lessor for any reason whatsoever.

18. Return of Equipment. Upon the expiration or earlier termination of the Lease with respect to each item of Equipment and provided that the Lessee has not exercised any purchase or renewal option with respect thereto, the Lessee shall return all, but not less than all, of the Equipment on or before the last day of the Lease term to a location designated by Lessor within the continental United States, maintained and in the condition required by this Lease, including, as required by Lessor, disassembly, packing for shipment and reassembly by an authorized representative of the manufacturer of the Equipment (including, if necessary, repair and overhaul) by such representative at the return location such that the Equipment shall perform all functions for which the Equipment was originally designed (or as upgraded during the Lease term) and shall be qualified for the manufacturer's (or other authorized servicer's) then available service contract or warranty. During any period of time from the expiration or earlier termination of the Lease until the Equipment is returned in accordance with the provisions hereof or Lessee has paid the applicable purchase option price if any applicable purchase option is exercised (the "Extended Term"), Lessee agrees to pay to Lessor monthly rent on the same day of each month of the Extended Term as during the initial term in an amount equal to 125% of the highest monthly rental payable during the initial term.

19. Enforceability and Governing Law. Any provision of this Lease which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not render unenforceable such provisions in any other jurisdiction without limiting the generality of the foregoing, if any payment constituting interest is made hereunder and that rate is in excess of the maximum allowed by law, then the amount of such excess shall, at Lessors sole option, be refunded to Lessee or applied to Lessee's other obligations to Lessor. To the extent permitted by applicable law, Lessee hereby waives: (a) any provisions of law which render any provision hereof unenforceable in any respect; (b) all rights and remedies under Sections 508 through and including 522 of the Uniform Commercial Code article or division pertaining to personal property leasing. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. Time is of the essence in this Lease. The captions in this Lease are for convenience only and shall not define or limit any of the terms hereof.

THIS LEASE SHALL IN ALL RESPECTS (EXCEPT FOR CONFLICTS OF LAW PRINCIPLES) BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND LESSEE HEREBY CONSENTS TO THE JURISDICTION OF, AND VENUE IN, THE STATE AND FEDERAL COURTS LOCATED WITHIN THE COMMONWEALTH OF MASSACHUSETTS. LESSOR AND LESSEE HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY ACTION ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

THIS LEASE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. LESSEE ACKNOWLEDGES AND CERTIFIES THAT NO SUCH ORAL AGREEMENTS EXIST. This Lease may not be amended, nor may any rights hereunder be waived, except by an instrument in writing signed by the party charged with such amendment or waiver. The term Lessee, as used herein shall mean and include any and all Lessees who sign hereunder, each of whom shall be jointly and severally bound hereby. This Lease will not be binding on Lessor until executed by Lessor.

BankVest Capital Corp. and
LeaseVest Capital Corp.                Applied Data Communications, Inc.

By:                                    By:    /s/ Walter J. Kane

Title:                                 Title: President

                             ACCEPTANCE CERTIFICATE

Acceptance Certificate to Lease Schedule No. 001 to Master Equipment Lease Agreement dated February 2, 1999 (the "Lease").

1. Lessee hereby acknowledges that the Equipment set forth on Schedule A hereto (the "Equipment") is hereby unconditionally accepted by the Lessee for all purposes under the Lease and hereby agrees to faithfully perform all of its obligations under the Lease with respect to the Equipment as of the date hereof. Lessee hereby authorizes and directs Lessor to make payment to each vendor of the equipment pursuant to such vendor's invoice or any purchase order, purchase agreement or supply contract with such vendor, receipt and approval of which are hereby reaffirmed by Lessee. Lessee hereby also reaffirms all of its representations, warranties and covenants as set forth in the Lease as of the date hereof and certifies that no event or condition has occurred and is continuing which constitutes an Event of Default under the Lease or would constitute such an Event of Default with the passage of time and/or giving of notice.

2. Lessee represents and warrants that (i) the Equipment has been delivered and is in an operating condition and performing the operation for which it is intended to the satisfaction of the Lessee; and (ii) if requested by Lessor, the Equipment has been marked or labeled evidencing the Lessor's interest therein.

3. Lessee hereby agrees to pay Lessor rental payments, as set forth in the Lease Schedule unless indicated below, plus any applicable taxes at the times and in the manner set forth in the Lease Schedule.

4.  The Acquisition Cost of the Equipment is: $ _______________.

5.  The Lease Term Commencement Date is the _________ day of ________, 19__.

6.  The Rental Payment Commencement Date is the ______ day of ________, 19__.

7. The rental payments shall be as set forth in the Lease Schedule unless otherwise indicated below:

  Rental Payment                           Amount of Each
           Nos.                            Rental Payment



Dated:
       (the "Acceptance Date")


Applied Data Communications, Inc.

By:     /s/ Walter J. Kane
Title:  President

  Please note that Authorized Officers cannot certify their own signature.
                                  Thank you.


             SECRETARY'S CERTIFICATE OF RESOLUTIONS AND INCUMBENCY

The undersigned, Barry K. Sugden, Jr. hereby certifies as follows:

1. I am the duly elected, qualified and acting Secretary Secretary/Clerk of Applied Data Communications, Inc., a DE corporation (the "Corporation") and as such, have custody of the records of the corporation;

2. That the following resolutions have been duly adopted by the Board of Directors of the Corporation on ____________, 19__ and are in full force and effect as of the date hereof and have not been modified or rescinded:

VOTED: That this Corporation enter into lease and loan transactions from time to time with BankVest Capital Corp. and/or LeaseVest Capital Corp. ("Lessor");

VOTED: That any officer designated in the last of this series of resolutions, or any person authorized in writing by any such officer (each an "Authorized Officer"), acting singly, is authorized and directed in the name and on behalf of this Corporation from time to time to sell to, lease or purchase from, and/or finance with Lessor personal property and fixtures ("Property") under one or more lease or loan agreements under such terms and conditions and with such changes therein and additions thereto as shall be approved by the Authorized Officer who executes the same, with such execution to be conclusive evidence that such transactions have been authorized and approved by this vote;

VOTED: That each such Authorized Officer is authorized to take such action and to execute and deliver such instruments, including but not necessarily limited to leases, lease schedules, acceptance certificates and other lease documents, security agreements and promissory notes, and bills of sale, deeds and indentures in such amounts and with respect to such Property as such Authorized Officer shall deem necessary and desirable for the purpose of carrying out the foregoing votes and any agreement, document or instrument, purportedly executed and delivered in accordance with the authorizations contained herein shall be deemed conclusively to have been executed and delivered in accordance with such authorizations;

VOTED: That all previous acts of, and all documents and papers heretofore executed and/or delivered by, any of said Authorized Officers in exercising any of the foregoing powers, are hereby ratified, confirmed and approved as the act or acts of this Corporation;

3.  That the following persons are Authorized Officers of this Corporation:

             Name                Title                   Signature
                                                         /s/ Walter J. Kane



The Authorized Officers have been duly elected and hold the offices set forth opposite their respective names on the date hereof and the signatures set forth opposite their respective names are the true signatures of such Authorized Officers.


Dated: _________ 19__.                 /s/ Barry K. Sugden, Jr.
                                       Signature

                                       Barry K. Sugden, Jr.
                                       Secretary/Clerk (print)


(Corporate Seal)

                              SCHEDULE A EQUIPMENT

Attached to and made part of Lease Schedule No. 001, to Master Equipment Lease Agreement dated February 2, 1999 (the "Lease"); Acceptance Certificate; and UCC-1.

Equipment Location:  3324 S. Susan Street, Santa Ana, CA 92704

Quantity      Manufacturer                 Description and Location   Model No.         Serial No.
1 Used        MCL 4000 Injection Molding Machine w/Singulus,                 #32300010
              w/ Netstall DeskJet 600 Finishing Lines                        #9N.95282



BankVest Capital Corp.                 Applied Data Communications, Inc.

By:                                    By:     /s/ Walter J. Kane
Title:                                 Title:  President

                              SCHEDULE A EQUIPMENT

Attached to and made part of Lease Schedule No. 001, to Master Equipment Lease Agreement dated February 2, 1999 (the "Lease"); Acceptance Certificate; and UCC-1.

Equipment Location:  3324 S. Susan Street, Santa Ana, CA 92704

Quantity      Manufacturer                 Description and Location   Model No.         Serial No.
1 Used        MCL 4000 Injection Molding Machine w/Singulus,                  #32300010
              w/ Netstall DeskJet 600 Finishing Lines                         #9N.95282



Applied Data Communications, Inc.

By:     /s/ Walter J. Kane
Title:  President

                        ASSIGNMENT OF PURCHASE AGREEMENT

This Assignment of Purchase Agreement is made and entered into between BankVest Capital Corp. ("Lessor"), Applied Data Communications, Inc. ("Lessee") and U.S. BankCorp Leasing Co. ("Vendor").

Preliminary Statement. Lessor and Lessee have entered into a Master Equipment Lease Agreement dated February 2, 1999 and Lease Schedule No. 001 (the "Lease") providing for the leasing by Lessor to Lessee under the Lease of certain equipment (herein called the "Equipment") to be purchased by Lessor from Vendor. Lessee has heretofore entered into a purchase order or agreement with Vendor for the Equipment (the "Purchase Agreement"). Lessee desires to assign to Lessor all of its rights under the Purchase Agreement to purchase and take title to the Equipment, and Lessee desires to lease the Equipment from Lessor under the Lease and Vendor desires to consent to such assignment.

NOW, THEREFORE, for valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Lessee hereby assigns to Lessor all of the right, title end interest of Lessee in, to and under the Purchase Agreement, including the right to accept delivery of, and take title to, the Equipment, the right to be named the buyer in the Vendor's invoices or bills of sale for the Equipment, and the right to enforce, either in Lessors or Lessee's name, all warranties of the Vendor with respect to the equipment.

2. Upon and subject to all of the terms and conditions of the Lease, Lessor hereby authorizes Lessee, at Lessee's expense, to exercise to or for Lessor's account, all rights and powers of Lessor under warranties of Vendor on the Equipment or any item thereof.

3. The obligation of Lessor to purchase the Equipment from Vendor and to lease the same to Lessee is subject to satisfaction of all of the terms and conditions of the Lease, including the unconditional acceptance of the Equipment by Lessee for lease under the Lease.

4. In the event that Lessor shall not make payment of the purchase price of any item of Equipment to Vendor, Lessor shall reassign to Lessee, without recourse to, or warranty by, Lessor, all right, title and interest of Lessor in and to the item of Equipment with respect to which payment has not been made by Lessor. Lessee shall at all times remain obligated to Vendor under the Purchase Agreement as if this Assignment had not been executed, (a) to purchase and to pay the purchase price for each item of Equipment if Lessor fails to do so, and
(b) to perform all of the other duties and obligations under such Purchase Agreement The exercise by Lessor of any of the rights assigned hereunder shall not release Lessee from any of its duties or obligations to Vendor under the Purchase Agreement, except to the extent that such exercise by Lessor shall constitute payment or performance of such duties and obligations. Lessor assumes no obligations under the Purchase Agreement except the obligation to purchase and pay for the Equipment upon satisfaction of the conditions precedent set forth in Section 3 above.

IN WITNESS WHEREOF, the parties have caused this Assignment to be duly executed by their respective officers, hereunto duly authorized.

Dated as of:  February 2, 1999

BankVest Capital Corp.                 Applied Data Communications, Inc.

By:                                    By:     /s/ Walter J. Kane

Title:                                 Title:  President

The undersigned Vendor hereby consents to the within Assignment under the terms thereof and agrees that title to the Equipment, free and clear of all liens and encumbrances, shall pass to BankVest Capital Corp. upon payment of the amount set forth in the Purchase Order.

U.S. BankCorp Leasing Co.

By:

Title:

                              SCHEDULE A EQUIPMENT

Attached to and made part of Lease Schedule No. 001, to Master Equipment Lease Agreement dated February 2, 1999 (the "Lease"); Acceptance Certificate; and UCC-1.

Equipment Location:  3324 S. Susan Street, Santa Ana, CA 92704

Quantity      Manufacturer                 Description and Location   Model No.         Serial No.
1 Used        MCL 4000 Injection Molding Machine w/Singulus,                   #32300010
              w/ Netstall DeskJet 600 Finishing Lines                          #9N.95282

All Equipment now or hereafter leased by Secured Party, as Lessor and Debtor, as Lessee under that certain Master Equipment Lease Agreement dated as of February 2, 1999, including, without limitation, the Equipment set forth on Schedule A and all additions, accessions, modifications, Improvements, replacements, substitutions and accessories thereto and therefor, whether now owned or hereafter acquired, and the proceeds, products and income of any of the foregoing, including insurance proceeds.



BankVest Capital Corp.                 Applied Data Communications, Inc.

By:                                    By:     /s/ Walter J. Kane
Title:                                 Title:  President

                                    GUARANTY

1. Guaranty. To induce BankVest Capital Corp. ("Lessor") from time to time, in its discretion, to enter into lease and other financial transactions with Applied Data Communications, Inc. ("Lessee"), including, without limitation, that certain Master Equipment Lease Agreement dated as of February 2, 1999 (the "Lease"), the undersigned ("Guarantor") hereby guarantees, absolutely and unconditionally to Lessor, its successors and assigns, the payment and performance of all obligations of Lessee to Lessor of whatever nature, whether now existing or hereafter incurred, (all of which are hereinafter collectively referred to as the "Obligations"). The undersigned agrees to reimburse Lessor, to the extent that such reimbursement is not made by the Lessee, for all expenses (including counsel fees) incurred by Lessor in connection with any of the Obligations or the collection thereof, and will pay reasonable attorneys) fees if this Guaranty is placed with an attorney for collection from Guarantor. This Guaranty is a continuing guaranty and shall remain in full force and effect irrespective of any interruptions in the business relations of the Lessee with Lessor, and may be terminated only by notice in writing, delivered personally to or received by registered mail by Lessor at 200 Nickerson Road, Marlboro, Massachusetts 01752. Such termination shall affect only Obligations incurred or contracted by the Lessee or acquired by Lessor more than 10 business days after the date on which such notice is so delivered or received. This is a guaranty of payment and not of collection and Guarantor further waives any right to: (a) require that any action be brought against the Lessee or any other person; or
(b) require that resort be had to any leased equipment or security; or (c) all defenses which might constitute a legal or equitable discharge.

2. Absolute and Unconditional Obligation. This Guaranty is absolute and unconditional and shall not be affected by (a) the exchange, surrender, release, sale or disposal of any leased equipment or any security for the Obligations;
(b) any change, alteration, renewal, extension, continuation, compromise, waiver or release in whole or in part, of any of the Obligations or any person liable, in whole or in part, for the payment or performance of any of the Obligations and Guarantor shall remain bound under this Guaranty notwithstanding any of the foregoing.

3. Waiver. The undersigned hereby waives (a) notice of acceptance of this Guaranty and of extensions of credit by Lessor to the Lessee; (b) presentment and demand for payment of any of the Obligations; (c) to protest and notice of dishonor or default to Guarantor or to any other party with respect to any of the Obligations; (d) all other notices or demands to which Guarantor might otherwise be entitled; (e) any demand for payment under this Guaranty; (f) benefit of all exemptions and homestead laws; (g) all setoffs and counterclaims;
(h) any and all rights Guarantor may have against the Lessee by way of subrogation, setoff, claim or otherwise arising out of the payment or performance by Guarantor of any of the Obligations; and (i) any claims arising out of any duty on Lessor's part to disclose any matter, fact, or thing arising out of or related to the business operations, financial condition or other aspect of the Lessee, its affiliates or property whether now known or hereafter acquired.

4. Subordination. Guarantor hereby subordinates any sums now or hereafter due to Guarantor from the Lessee (the "Subordinated Indebtedness") to the payment of any sums now or hereafter due to Lessor from the Lessee, and assigns, transfers and sets over unto Lessor all of Guarantor's right, title and interest in and to the Subordinated Indebtedness and all security therefor (and agrees to execute and/or deliver to Lessor any additional assignments and instruments that Lessor may deem necessary or desirable to effectuate, complete, perfect or further confirm such assignment and transfer). Guarantor shall not demand, take steps for the collection of, or assign, transfer or otherwise dispose of the Subordinated Indebtedness or any part thereof or any collateral therefor or any other property of Lessee. Guarantor authorizes and empowers Lessor or any person Lessor may designate to (a) demand, receive, sue for, collect, receipt for and give full discharge for the Subordinated Indebtedness, (b) to endorse any checks, drafts, notes or other orders and instruments for the payment thereof payable to or to the order of Guarantor that may be received by Lessor,
(c) to exercise all other rights and remedies that Guarantor would have with respect to the Subordinated Indebtedness but for this agreement, including all rights in any bankruptcy, insolvency or receivership proceeding to which the Lessee or the Lessee's property is subject, including the right to file proofs of claim and prosecute any action in such proceeding with respect to the Subordinated Indebtedness in the name of Lessor, or in the name of Guarantor, as the true and lawful owner of such claim, with power to exercise all rights and privileges that could be exercised and receive all amounts that could be received by Guarantor in connection with any of the foregoing matters but for this agreement. Any amounts received by Guarantor with respect to the Subordinated Indebtedness shall be held by Guarantor in trust for Lessor and promptly remitted to Lessor after appropriate endorsement if necessary, in the exact form received by Guarantor. The net amount received by Lessor from the Subordinated Indebtedness shall be applied to any amounts due and to become due to Lessor from the Lessee, and the excess, if any, shall be returned to Guarantor. Lessor shall in no event be liable for any failure to prove the Subordinated Indebtedness, for failure to exercise any rights with respect thereto, or to collect any sums payable thereon or to otherwise take any action in connection therewith.

5. Further Assurances. Guarantor shall furnish to Lessor such balance sheets, statements of income, expenditures and surplus and other financial statements as Lessor may reasonably require from time to time.

6. Other Provisions. Each reference herein to Lessor shall be deemed to include its successors and assigns, in whose favor the provisions of this guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor. If this Guaranty is signed by more than one party, the term Guarantor shall mean "each Guarantor, jointly and severally". No delay on the part of Lessor in exercising any rights hereunder or failure to exercise the action without notice or demand as provided herein nor in any event shall any modification or waiver of the provisions of this guaranty be effective unless in writing nor shall any such waiver be applicable except in the specific instance for which given. Guarantor hereby unconditionally and irrevocably waives and releases any and all claims against Lessee now existing or hereafter arising out of or related directly or indirectly to any of the obligations of Guarantor under this Guaranty or the Obligations of the Lessee and the rights of subrogation, indemnity, reimbursement, setoff or contribution of Guarantor against Lessee. If any payment received by Lessor is set aside or required to be repaid, the Guaranty shall remain in full force and effect, or be reinstated until such payments and all other obligations have been paid in full and Guarantor shall pay all such amounts upon demand. GUARANTOR HEREBY (a) CONSENTS AND SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE STATE AND FEDERAL COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS FOR ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OBLIGATIONS UNDER OR WITH RESPECT TO THIS GUARANTY; (b) WAIVES ANY RIGHT GUARANTOR MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY MATTER ARISING OUT OF THIS GUARANTY.


GUARANTORS Individual Execution:          WITNESS NAME & SIGNATURE

Signature:   /s/ Walter J. Kane           Signature:  /s/ Barry K. Sugden, Jr.
Name:  Walter J. Kane                     Name Printed:  Barry K. Sugden, Jr.
Social Security No. ###-##-####
Address:  22 Sawgrass, Coto de Caza, CA, 92769

                             LEASE SCHEDULE NO. 001

This Lease Schedule is dated as of February 2, 1999 and is by and between BankVest Capital Corp., 200 Nickerson Road, Marlboro, Massachusetts 01752 ("Lessor") and Applied Data Communications, Inc., a DE corporation, having a principal place of business at 3324 S. Susan Street, Santa Ana, CA 92704.

1. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the equipment described in Schedule A hereto (the "Equipment") subject to all of the terms and conditions of that certain Master Equipment Lease Agreement dated as of February 2, 1999 (the "Lease"). Lessee reaffirms all of its representations, warranties and covenants set forth in the Lease, all of the terms and provisions of which are incorporated herein by reference, as of the date hereof and further certifies to Lessor that Lessee has selected the Equipment and has received and approved the purchase order, purchase agreement or supply contract under which the Equipment will be acquired for purposes of this Lease. To the extent necessary to protect Lessor's interest in the Equipment, Lessee grants to Lessor a first priority security interest in the Equipment.

2.  The assumed Acquisition Cost of the Equipment is: $270,000.00

3.  Up-front Documentation Fee: $250.00

4. The Lease Term is 36 commencing on the Lease Term Commencement Date as set forth in the Acceptance Certificate to this Lease Schedule plus any partial period between the Acceptance Date of the Equipment as set forth in the Acceptance Certificate and the Lease Term Commencement Date.

5. Lessee shall pay Lessor rental payments in the following amounts plus any applicable sales/use taxes, commencing on the Rental Payment Commencement Date set forth in the Acceptance Certificate and on the same day of each month thereafter for the entire Lease Term:


               Rental Payment Nos.      Amount of Each Rental Payment
                    1                             $20,000.00
                    2 - 36                        $ 9,546.65

In the event that the Rental Payments set forth in any Acceptance Certificate hereto differ from those set forth in this Section 5, the Rental Payments shall be as set forth in the Acceptance Certificate.

Lessee agrees to pay Lessor, in advance, the first and last rental payment.

6. The Equipment will be located at the locations specified in Schedule A hereto.

7. Lessor will invoice Lessee for all sales, use and/or personal property taxes as and when due and payable in accordance with applicable law, unless Lessee delivers to Lessor a valid exemption certificate with respect to such taxes.

8.  The Rental Payments may change for Equipment accepted after March 3, 1999.

9.  Purchase Option.

If the Lease Term of the Equipment described in the Schedule has not been terminated and no Event of Default under the Lease has occurred and is continuing, Lessee shall have the option to purchase all, but not less than all, of such Equipment at the end of its Lease Term. Lessee shall notify Lessor in writing of Lessee's intention to exercise such option at least sixty (60) days prior to the expiration of such Lease Term. The Purchase Option Price of such Equipment shall be due and payable, in immediately available funds, on the last day of such Lease Term and shall be an amount equal to $101.00, plus an amount equal to all sales, use, property or excise taxes on or measured by the sale of such Equipment to Lessee and any other expenses of transfer.

The sale of the Equipment by Lessor to Lessee shall be on an AS-IS, WHERE-IS basis, without recourse to, or warranty by, Lessor.



BankVest Capital Corp.                 Applied Data Communications, Inc.

By:                                    By:    /s/ Walter J. Kane

Title:                                 Title: President

BankVest (TM)
CAPITAL CORP. or subsidiary LeaseVest Capital Corp.

                   Amendment No. 1 to Lease Schedule No. 001

This Amendment No. 1 is to Lease Schedule 001 (the "Schedule") to Master Equipment Lease Agreement dated as of February 2, 1999 by and between Applied Data Communications Corp., as Lessee and BankVest Capital Corp., as Lessor.

The Schedule is amended as follows:

1. Section 2 is amended by changing the Acquisition Cost from "$270,000.00" to "$300,000.00".

2. Section 5 is amended by changing Rental Payment No. 1 from "$20,000.00" to "$50,000.00".

Except as expressly set forth herein all of the terms and provisions of the Lease and the Schedule remain in full force and effect and are hereby ratified and confirmed.

  BankVest Capital Corp.               Applied Data Communications, Inc.


  By:                                  By:    /s/ Walter J. Kane
  Title:                               Title: President



                                                              200 Nickerson Road
                                                              Marlboro, MA 01752
                                                               T: (800) 532-7317
Banking on Your Business                                       F: (800) 532-7318

BankVest (TM)
CAPITAL CORP. or subsidiary LeaseVest Capital Corp.

                             Assignment of Deposit

This Assignment is by and among, BankVest Capital Corp. ("Lessor"), Applied Data Communications, Inc. ("Lessee") and U.S. Bancorp Leasing & Financial ("Seller").

Preliminary Statement. Lessor and Lessee have entered into Lease Schedule 001 under that certain Master Equipment Lease Agreement dated as of February 2, 1999 (collectively, the "Lease") under which Lessee has agreed to lease from Lessor injection molding equipment (the "Equipment") as more particularly described in Invoice #1999-53151 (the "Invoice") from seller to Lessor. Such Equipment is to be sold by Seller to Lessor for lease under the Lease for a total purchase price of $300,000.00 (the "Purchase Price"). Lessee has heretofore paid a $30,000 deposit (the "Deposit") to Seller and Lessor has heretofore paid $270,000.00 to Seller, receipt of which Seller hereby acknowledges. It is the intent of the parties that the entire purchase price be paid by Lessor and this assignment is intended to effect that intent.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1. Assignment of Deposit from Seller to Lessee. Seller hereby releases, assigns and sets over to Lessee all of its right, title and interest in and to the Deposit.

2. Assignment of Deposit from Lessee to Lessor. Lessee hereby assigns and sets over to Lessor all of its right, title and interest in and to the Deposit.

3. Assignment of Deposit from Seller to Lessee. Lessor hereby assigns and sets over to Seller the Deposit.

4. Acknowledgment of Receipt of Purchase Price. Seller hereby acknowledges receipt of the Purchase Price in full.

5. Commencement of Lease. Lessor and Lessee hereby agree that the Lease has commenced with respect to the Equipment as of _____________________.



  BankVest Capital Corp.               Applied Data Communications, Inc.


  By:                                  By:    /s/ Walter J. Kane
  Title:                               Title: President

  U.S. Bankcorp Leasing & Financial


  By: /s/ David L. Sabin
  Title: V.P.



                                                              200 Nickerson Road
                                                              Marlboro, MA 01752
                                                               T: (800) 532-7317
Banking on Your Business                                       F: (800) 532-7318